EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 10-SB Registration Statement, of Aterian Corporation our report as of and for the period ended June 7, 1999 dated June 11, 1999 relating to the financial statements of Aterian Corporation which appears in such Form 10-SB.


                                             WEINBERG & COMPANY, P.A.
                                             Certified Public Accountants


Boca Raton, Florida
October 13, 1999